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                                                                    Exhibit 5(c)

                                April __, 2001



Bay View Capital Corporation
1840 Gateway Drive
San Mateo, CA  94404

     Re:  Registration Statement on Form S-3
          (Reg. No. 333-64877)

Ladies and Gentlemen:

     I am an attorney-at-law, duly licensed to practice law in the State of California. I am Executive Vice President, Secretary and General Counsel of Bay View Capital Corporation, a Delaware corporation (the "Company"). I have acted as counsel for the Company in connection with the registration of shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and of the transferable rights which are exercisable for the Shares (the "Rights"), pursuant to the above-referenced Registration Statement on Form S-3, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Company proposes to issue the Shares upon the exercise of the Rights, which will be distributed pro rata to holders of the Common Stock (the "Rights Offering").

     I am familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization and issuance of the Rights and the authorization, issuance and sale of the Shares pursuant to the Rights Offering. For the purpose of rendering this opinion, I have made such factual and legal examinations as I have deemed necessary under the circumstances, and in connection therewith I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as I have deemed appropriate for the purpose of rendering this opinion.

     In connection with the examination of such documents, I have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to me as originals and the
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Bay View Capital Corporation
April __, 2001
Page 2


conformity to original documents of all documents submitted to me as copies. With respect to agreements and instruments executed by natural persons, I have assumed the legal competency of such persons.

     Based on the foregoing, and in reliance thereon, and subject to the effectiveness of the Registration Statement, I am of the opinion that (i) upon the distribution pursuant to the Rights Offering as described in the Registration Statement and the Prospectus Supplement together with the accompanying Prospectus constituting a part thereof (together, the "Prospectus"), the Rights will be duly authorized and validly issued and (ii) upon the issuance and sale against payment therefor pursuant to the Rights Offering as described in the Registration Statement and the Prospectus, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

     The Company is a Delaware corporation. I am not admitted to practice in Delaware. However, I am familiar with the Delaware General Corporation Law and have made such review thereof as I consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to the present laws of the State of Delaware and the State of California, and to the present federal laws of the United States of America and to the present judicial interpretations thereof and to the facts as they presently exist. In rendering this opinion, I assume no obligation to revise or supplement it should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" contained in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.


                               Very truly yours,


                               DOUGLAS J. WALLIS